Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer and Chief Financial Officer of Sutor Technology Group Limited (formerly Bronze Marketing, Inc.). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of Sutor Technology Group Limited (formerly Bronze Marketing, Inc.) for the year ended December 31, 2006.

The undersigned certify that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Sutor Technology Group Limited (formerly Bronze Marketing, Inc.) as of December 31, 2006.

This Certification is executed as of March 30, 2007

By: /s/ Guoxiang Ni

Name: Guoxiang Ni
Title: Chief Executive Officer
(Principal Executive Officer)

By: /s/ Yongfei Jiang

Name: Yongfei Jiang
Title: Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Sutor Technology Group Limited (formerly Bronze Marketing, Inc.) and will be retained by Sutor Technology Group Limited (formerly Bronze Marketing, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.